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                                                               Exhibit 99.(j)(a)

            Consent of Independent Registered Public Accounting Firm

The Board of Trustees of Wells Fargo Funds Trust
The Board of Trustees of Wells Fargo Master Trust:

We consent to the use of our reports for the Diversified Bond Fund, Government Securities Fund, High Income Fund, Income Plus Fund, Inflation-Protected Bond Fund, Short Duration Government Bond Fund, Short-Term Bond Fund, Short-Term High Yield Bond Fund, Stable Income Fund, Strategic Income Fund, Total Return Bond Fund, Ultra Short-Term Income Fund, WealthBuilder Conservative Allocation Portfolio, WealthBuilder Equity Portfolio, WealthBuilder Growth Allocation Portfolio, WealthBuilder Growth Balanced Portfolio, WealthBuilder Moderate Balanced Portfolio, and the WealthBuilder Tactical Equity Portfolio, a total of eighteen funds of the Wells Fargo Funds Trust, dated July 24, 2009, incorporated herein by reference, and to the references to our firm under the heading "Independent Registered Public Accounting Firm" in the statements of additional information.

We also consent to the use of our report for the Managed Fixed Income Portfolio, Stable Income Portfolio, Total Return Bond Portfolio, and the
Inflation-Protected Bond Portfolio, four portfolios of Wells Fargo Master Trust, dated July 24, 2009, incorporated herein by reference.


/s/ KPMG LLP

Philadelphia, Pennsylvania
September 30, 2009

dc-426613